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                               OCEAN ENERGY, INC.,
                              a Texas corporation,

                             successor by merger to
                               OCEAN ENERGY, INC.

                             a Delaware corporation,
                                   as Issuer,

                               OCEAN ENERGY, INC.,
                            a Louisiana corporation,
                            as Subsidiary Guarantor,

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee

                              --------------------

                          FIRST Supplemental Indenture

                           Dated as of March 30, 1999

                                       to

                                    Indenture

                            Dated as of July 8, 1998

                              --------------------



                          8 1/4% Senior Notes due 2018

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

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of March 30, 1999, by and among Ocean Energy, Inc., a Texas corporation (the "COMPANY"), as successor by merger to Ocean Energy, Inc., a Delaware corporation ("OLD OEI"), Ocean Energy, Inc., a Louisiana corporation and wholly-owned subsidiary of the Company ("OEI-SUB"), as subsidiary guarantor, and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, Old OEI, as issuer, and OEI-Sub, as subsidiary guarantor, have heretofore executed and delivered to the Trustee an Indenture, dated as of July 8, 1998 (the "INDENTURE"), providing for the issuance of an aggregate principal amount of $125,000,000 of 8 1/4% Senior Notes due 2018; and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 24, 1998, as amended by Amendment No. 1 thereto, dated as of December 9, 1998 (as so amended, the "MERGER AGREEMENT"), by and between Old OEI and the Company (formerly known as Seagull Energy Corporation), Old OEI has merged (the "MERGER") with and into the Company, with the Company as the surviving entity, and the Company has changed its name from "Seagull Energy Corporation" to "Ocean Energy, Inc."; and

         WHEREAS, pursuant to the Merger Agreement, the Company has assumed all of the obligations of OEI under the Indenture, as required under Section 5.01 thereof; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to provide for the assumption of the obligations of Old OEI under the Indenture by a Successor upon the merger of Old OEI.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, OEI-Sub and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Assumption by the Company. The Company hereby (i) expressly assumes all of the covenants and other obligations of Old OEI under the Indenture and the Notes, and (ii) becomes substituted for, and may exercise every right and power of, Old OEI under the Indenture with the same effect as if the Company had originally been named as the issuer of the Notes under the Indenture.

         3. Change of Corporate Name. Any and all references in the Indenture and the Notes to OCEAN ENERGY, INC., a Delaware corporation, or the "Company," shall be deemed henceforth to refer to OCEAN ENERGY, INC., a Texas corporation.

         4. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO

CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered part hereof and shall in no way modify or restrict any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                        OCEAN ENERGY, INC., a Texas corporation

                        By:
                        Name:
                        Title:

                        NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                        By:
                        Name:
                        Title:

                        SUBSIDIARY GUARANTOR:

                        OCEAN ENERGY, INC., a Louisiana corporation

                        By:
                        Name:
                        Title: